Certificate of Amendment to Article of Incorporation
For Nevada Profit Corporation
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of Corporation:

International Development Corp.

2. The articles have been amended as follows ( provide article number if available)

1. Name. The name of the company is Global Wataire, Inc

2. Authorized Stock. The total number of shares of stock which the company shall have authority to issue is 900,000,000, consisting of 800,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 100,000,000 shares of preferred stock, par value $0.001 par share (the “Preferred Stock”).

3. Preferred  Stock.  The  Preferred  Stock  may be issued from time to time in one  or  more  series.  The Board of Directors is hereby authorized to create  and  provide for the issuance of shares of the Preferred Stock in series and, by filing a certificate pursuant to the applicable section of the NRS (the "Preferred  Stock  Designation"),  to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.  The authority of the Board of Directors with  respect to each series shall include, but not be limited to, determination of  the  following:

______ Attached.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series , or as may be required by the provisions of the articles incorporation have voted in favor of the amendment is:  513,000,000

4. Effective date of filing (optional) :  4/14/06

5. Officers Signature (required): /s/ Betty Harland

*if any proposed amendment  would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmation vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.
Important: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

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Continued.

    (a)     The  designation of the series, which may be by distinguishing number,  letter  or  title.

    (b)     The  number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation)  increase  or  decrease (but not below the number of shares thereof then  outstanding).

    (c)     Whether  dividends,  if  any,  shall  be  cumulative  or noncumulative  and  the  dividend  rate  of  the  series.

    (d)     The  dates  at  which  dividends,  if  any,  shall be payable.

    (e)     The  redemption rights and price or prices, if any, for shares of  the  series.

    (f)     The  terms  and  amount  of  any sinking fund provided for the purchase  or  redemption  of  shares  of  the  series.

    (g)     The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

    (h)     Whether  the  shares  of  the series shall be convertible into shares  of  any  other class or series, or any other security, of the Company or any  other  corporation,  and,  if  so, the specification of such other class or series  of such other security, the conversion price or prices or rate or rates, any  adjustments  thereof,  the  date  or  dates  at  which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

    (i)     Restrictions  on  the issuance of shares of the same series or of  any  other  class  or  series.

    (j)     The  voting  rights,  if  any, of the holders of shares of the series.

    (k)     Such other powers, preferences and relative, participating, optional and of her special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

2.     Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of the Common Stock shall be equal to each other share of the Common Stock. The holders of shares of the Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders. The common stock may be issued form time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of the Common Stock in series and, by filing a certificate pursuant to the applicable section of the NRS (the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

    (a)     The  designation of the series, which may be by distinguishing number,  letter  or  title.

    (b)     The  number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation)  increase  or  decrease (but not below the number of shares thereof then  outstanding).

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    ( c)  Restriction on the issuance of shares of the same series or of any other class or series.

    (d)  Such other powers, preferences and relative, participationg, optional and other special rights and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine

3. Voting  Rights.  Except as may be provided in these Amended Articles of  Incorporation  or in a Preferred Stock Designation, or as may be required by applicable  law, the Common Stock shall have the exclusive right to vote for the election  of  directors and for all other purposes, and holders of shares of the Preferred  Stock  shall  not  be  entitled  to  receive notice of any meeting of stockholders  at  which  they  are  not  entitled  to vote. At each election for directors,  every  stockholder  entitled to vote at such election shall have the right  to  vote, in person or by proxy, the number of shares owned by him for as many  persons as there are directors to be elected and for whose election he has a  right to vote. It is expressly prohibited for any stockholder to cumulate his votes  in  any  election  of  directors.

4. Denial of Preemptive Rights. No stockholder of the Company shall, by reason  of  his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Company, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible  into  or  carrying  options  or  warrants to purchase shares of any class,  now  or  hereafter  to be authorized, whether or not the issuance of any such  shares,  or  such  notes,  debentures,  bonds  or  other  securities would adversely  affect dividend or voting rights of such stockholder, other than such rights,  if  any,  as  the Board of Directors in its discretion may fix; and the Board  of  Directors may issue shares of any class of the Company, or any notes, debentures,  bonds,  or other securities convertible into or carrying options or warrants  to  purchase  shares of any class, without offering any such shares of any  class,  either  in  whole  or  in part, to the existing stockholders of any class.

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Amended
Continuation for Articles of Incorporation
For
FRESHWATER TECHNOLOGIES, INC.
(the "Company")

Capital Stock

1.  Authorized Stock The total number of shares of stock which the Company shall have authority to issue is 900,000,000, consisting of 800,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 100,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

2.  Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of the Preferred Stock in series and, by filing a certificate pursuant to the applicable section of the NRS (the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

    (a)  The designation of the series, which may be by distinguishing number, letter or title.

    (b)  The number of shares of the series, which number the Board of Directors may thereafter ( except to where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

    (c)  Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

    (d)  The dates at which dividends, if any, shall be payable

    (e)  The redemption rights and price or prices, if any, for shares of the series

    (f)  The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series

    (g)  The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

    (h)  Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

    (i)         Restrictions on the issuance of shares of the same series or of any other class or series.

    (j)         The voting rights, if any, of the holders of shares of the series.

    (k)        Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

    3. Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of the Common Stock shall be equal to each other share of the Common Stock.

The holders of shares of the Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

4.  Voting Rights. Except as may be provided in these Amended Articles of Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of the Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any stockholder to cumulate his votes in any election of directors.

5.  Denial of Preetnetive Rights. No stockholder of the Company shall, by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Company, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

Election of Directors

1.   Number. The number of directors constituting the initial Board of Directors is three. The business and affairs of the Company shall be conducted and managed by, or under the direction of, the Board of Directors. The total number of directors constituting the entire Board of Directors shall be fixed and may he altered from time to time by or pursuant to a resolution passed by the Board of Directors.

2.   Vacancies. Except as otherwise provided for herein, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of these Amended Articles of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.  Removal of Directors. Except as otherwise provided in any Preferred Stock Designation, any director may be removed from office only by the affirmative vote of the holders of a majority or more of the combined voting power of the then outstanding shares of capital stock of the Company entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

Meeting of Stockholders

Meetings of stockholders of the Company (the "Stockholder Meetings") may be held within or without the State of Nevada, as the Bylaws of the Company (the "Bylaws") may provide. Special Stockholder Meetings may be called only by (a) the President, (b) the holders of at least 10 percent of all of the shares entitled to vote at the proposed special meeting, or (c) the Board of Directors pursuant to a duly adopted resolution. Special Stockholder Meetings may not be called by any other person or persons or in any other manner. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

Stockholder Consent

No action that is required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors.

Limitation of Liability

Except as otherwise provided in the NRS, a director or officer of the Company shall not be personally liable to the Company or its stockholders for damages as a result of any act or failure to act in his capacity as a director or officer; provided, however, that this Section, "Limitation of Liability," shall not eliminate or limit the liability of a director or officer (a) if it is proven that his act or failure to act constituted a breach of his fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law, or (b) under Section 78.300 of the NRS.

If the NRS is amended after the date of filing of these Amended Articles of Incorporation to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Company shall be limited or eliminated to the fullest extent permitted by the NRS, as so amended, or a similar successor provision. Any repeal or modification of this Section, "Limitation of Liability," by the stockholders of the Company or otherwise shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Indemnification

1. Discretionary Indemnification. (a) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to Section 78.138 of the NRS; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the NRS or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(b) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable pursuant to Section 78.138 of the NRS; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the courts deem proper.

 2. Determination a Discretionary Indemnification. Any discretionary indemnification pursuant to Paragraph 1 of this Section, "Indemnification," unless ordered by a court or advanced pursuant to this Section 2, may be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)  By the stockholders;

(b)  By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)  If a majority vote of a quorum consisting of directors who were not parties to the action  suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)  If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

    3. Mandatory Indemnification. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraph 1 of this Section, "Indemnification," or in defense of any claim, issue or matter therein, the Company shall indemnify him against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense.

4.  Non-Exclusivity. The indemnification and advancement of expenses authorized in or ordered by a court to this Section, “Indemnification”.

(a)        Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Paragraph 1 of this Section, "Indemnification," or for the advancement of expenses made pursuant to Paragraph 2 of this Section, "Indemnification," may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

            (b)  Continues for a person who has ceased to be a director, officer, employee or agent and the benefit of the heirs, executors and administrators of any such person.

 5. Insurance. The Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Company has the authority to indemnify him against such liability expenses.

Amendment of Corporate Documents

 1. Articles of Incorporation. Whenever any vote of the holders of voting shares of the capital stock of the Company is required by law to amend, alter, repeal or rescind any provision of these Amended Articles of Incorporation, such alteration, amendment, repeal or rescission of any provision of these Amended Articles of Incorporation must be approved by the Board of Directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding voting shares of capital stock of the Company, voting together as a single class.

Subject to the provisions hereof, the Company reserves the right at any time, and from time, to amend, alter, repeal or rescind any provision contained in these Amended Articles of Incorporation in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Amended Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Section, "Amendment of Corporate Documents."

2. Bylaws. In addition to any affirmative vote required by law, any change of the Bylaws may be adopted either (a) by the affirmative vote of the Board of Directors, or (b) by the stockholders by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding voting shares of capital stock of the Company, voting together as a single class.

Application of NRS 78.411 to 78.444, Inclusive

These Amended Articles of Incorporation expressly provide that the Company shall not be governed by NRS 78.411 to 78.444, inclusive.

Existence

The Company is to have perpetual existence.